Exhibit (e)(1)

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of this ___ day of December, 2004 (the "EFFECTIVE DATE") between AHA Investment Funds, Inc. (the "COMPANY"), a Maryland corporation and SEI Investments Distribution Co. (the "DISTRIBUTOR"), a Pennsylvania corporation.

         WHEREAS, the Company is registered as an investment company with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 ACT"), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the "1933 ACT"); and

         WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Company and Distributor hereby agree as follows:

         ARTICLE 1. SALE OF SHARES. The Company grants to the Distributor the right to sell shares (the "Shares") of the series (each, a "FUND" and collectively, the "FUNDS") as agent and on behalf of the Company at the net asset value per Share, plus any applicable sales charges in accordance with the current prospectus, as agent and on behalf of the Company, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("BLUE SKY LAWS"). The rights granted to the Distributor pursuant to this Article 1 shall be non-exclusive, in that, the Company reserves the right to sell Shares to investors on applications received and accepted by the Company; provided, however, other than Company's rights herein, no other entity shall be permitted to sell any such Shares other than Distributor. The Company reserves the right to suspend sales in accordance with the Company's Prospectus(es), if in the commercially reasonable judgment of the Company, the Company determines it is in the best interests of the Company to do so. Suspension will continue for such period as may be determined by the Company.

         ARTICLE 2. SOLICITATION OF SALES. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts in connection with the distribution of Shares of the series of the Company; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered or obligate the Distributor to sell any particular number of Shares. The Distributor shall be responsible for reviewing and filing any sales literature or advertising material (including material disseminated through radio, television or other electronic media) concerning Company shares with the SEC and the National Association of Securities Dealers, Inc. ("NASD") to the extent required by the Securities Exchange Act of 1934, as amended, and the 1940 Act and the rules and regulations thereunder, and by the rules of the NASD. All such materials must be approved by the Distributor, in writing, prior to use.


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         ARTICLE 3. AUTHORIZED REPRESENTATIONS. The Distributor is not
authorized by the Company to give any information or to make any representations other than those contained in the current registration statement and prospectuses of the Company filed with the SEC or contained in shareholder reports or other material that may be prepared by or on behalf of the Company for the Distributor's use.

         ARTICLE 4. REGISTRATION OF SHARES. The Company agrees that it will take all action necessary to register the Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Company shall make available to the Distributor such number of copies of its currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Company shall furnish to the Distributor copies of all information, financial statements and other papers related to the Company which the Distributor may reasonably request for use in connection with the distribution of the Shares of the series of the Company.

         ARTICLE 5. COMPENSATION. As compensation for providing the services under this Agreement:

         (a) The Distributor shall receive from the Company to the extent applicable:

                  (1) all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each distribution and/or shareholder services plan applicable to the appropriate class of shares of each Fund, as such plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Directors of the Company may impose;

                  (2) all front-end sales charges, if any, on purchases of Shares of each Fund sold subject to such charges as described in the Company's registration statement and current prospectuses, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Distributor, may collect the gross proceeds derived from the sale of such Shares, remit the net asset value thereof to the Company upon receipt of the proceeds and retain the applicable sales charge; and

                  (3) all contingent deferred sales charges applied on redemptions of the Shares, subject to such charges on the terms and subject to such waivers as are described in the Company's registration statement and current prospectuses, as amended from time to time, or as otherwise required pursuant to applicable law.

         (b) The Distributor may re-allow any or all of the distribution or service fees, front-end sales charges and contingent deferred sales charges which it is paid by the Company to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.


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         ARTICLE 6. ORDERS AND PAYMENT FOR SHARES. Distributor shall direct selling dealers to deliver orders for the purchase of Shares of any series to the Company's transfer agent. Furthermore, any order may be rejected by the Company; provided, however, that the Company will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares from eligible investors. The Company specifically reserves the right to reject orders in accordance with the Company Prospectus(es).

         ARTICLE 7. INDEMNIFICATION OF DISTRIBUTOR. The Company agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, shareholder reports or other information filed or made public by the Company (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Company does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information furnished to the Company by or on behalf of the Distributor.

         In no case (i) is the indemnity of the Company to be deemed to protect the Distributor against any liability to the Company or its shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Company to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified, unless the Distributor or other person shall have notified the Company in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Company of any claim shall not relieve the Company from liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

         The Company shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Company elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Company and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Company does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

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         The Company agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its directors or officers in connection with the issuance or sale of any of its Shares.

         ARTICLE 8. INDEMNIFICATION OF THE COMPANY. The Distributor covenants and agrees that it will indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, shareholder reports or other information filed or made public by the Company (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Distributor.

         In no case (i) is the indemnity of the Distributor in favor of the Company or any other person indemnified to be deemed to protect the Company or any other person against any liability to which the Company or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Company or any person indemnified, unless the Company or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Company or upon any person (or after the Company or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Company or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

         The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

         The Distributor agrees to notify the Company promptly of the commencement of any litigation or proceedings against it or any of its officers in connection with the issue and sale of any of the Shares.

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         ARTICLE 9. CONSEQUENTIAL DAMAGES. IN NO EVENT AND UNDER NO
CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION, THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT.

         ARTICLE 10. EFFECTIVE DATE. This Agreement shall be effective upon its execution, and, unless terminated as provided, shall continue in force for two
(2) year(s) from the Effective Date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Board of Directors of the Company, or the vote of a majority of the outstanding voting securities of the Company, and (ii) the vote of a majority of those members of the Board of Directors of the Company who are not parties to this Agreement or the Company's distribution plan or interested persons of any such party ("QUALIFIED DIRECTORS"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "VOTE OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES," "ASSIGNMENT" and "INTERESTED PERSON" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Directors or by vote of a majority of the outstanding voting securities of the Company upon not less than sixty (60) days prior written notice to the other party.

         ARTICLE 11. NOTICES. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Company, at 190 S. LaSalle Street, Suite 2800, Chicago Illinois 60002, and if to the Distributor, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

         ARTICLE 12. USE OF COMPANY'S NAME. Neither the Distributor nor any of its affiliates shall use the name of the Company in any publicly disseminated materials (i) prepared by the Distributor and reviewed by the Company's investment adviser or (ii) prepared by the Company's investment adviser in any manner without the prior consent of the Company (which shall not be unreasonably withheld or delayed); provided, however, that the Company hereby approves all lawful uses of its name in any required regulatory filings of the Distributor which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by the SEC, the NASD or any state securities authority.

         ARTICLE 13. INSURANCE. The Distributor has in full force and effect the "SEI Corporate Insurance Program," which provides, INTER ALIA, (i) Errors & Omissions Professional Liability Policy, which provides coverage for all of the Distributor's business activities with an annual limit of liability of $75,000,000 per occurrence and in the aggregate $75,000,000 and (ii) Financial institution bonds Form No. 14 (brokers/dealers) and Form No. 24 (bankers blanket bond) as promulgated by the Surety Association of America, which provide insurance coverage for the Distributor's employees in an annual limit of $50,000,000 per occurrence and $100,000,000 in the aggregate, and covering without limitation, the following criminal activities: 1) forgery or alteration,

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2) on premises, 3) in transit, 4) counterfeit currency, 5) computer systems fraud, 6) securities, 7) voice initiated transfer fraud, 8) telefacsimile transfer fraud, 9) computer virus, 10) trading loss, 11) toll fraud, 12) transit cash, 13) unauthorized signatures, 14) uncollectible items of deposit, 15) stop payment legal liability, 16) audit expense, and 17) claims expense. The Distributor will maintain the insurance policies described in this Article 13, or forms substantially similar thereto, at all times during the term of this Agreement.

         ARTICLE 14. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         ARTICLE 15. ANTI-MONEY LAUNDERING. The Distributor agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT ACT") and all applicable laws and regulations promulgated thereunder. The Distributor confirms that, as soon as commercially practicable, following the request from the Company, the Distributor will supply the Company with copies of the Distributor's anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Company may reasonably request from time to time.

         ARTICLE 16. CONFIDENTIAL INFORMATION. The Distributor, its officers, directors, employees and agents will treat confidentially and as proprietary information all of the records and other information relating to the Company and to prior or present shareholders or to those persons or entities who respond to the Distributor's inquiries concerning investment in the Funds, and will not use such records and information for any purposes other than in the performance of its duties and responsibilities hereunder. If the Distributor is requested or required by, but not limited to, depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose such information, the Distributor will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or other appropriate remedy and/or waive the Distributor's compliance with this
Article 16. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period of time following such notice, then the Distributor may without any liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the Distributor's counsel. Furthermore, the Company, its officers, directors and employees will treat confidentially and as proprietary information all information relating to the Distributor and will not use such information for any purpose other than in the performance of its duties and responsibilities hereunder.

         ARTICLE 17 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

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         ARTICLE 18. MULTIPLE ORIGINALS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 19. SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         IN WITNESS WHEREOF, the Company and Distributor have each duly executed this Agreement, as of the day and year above written.


AHA INVESTMENT FUNDS, INC.


By:
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Attest:
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SEI INVESTMENTS DISTRIBUTION CO.

By:
   ---------------------------------

Attest:
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